                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 33-61601




                   PRICING SUPPLEMENT, DATED MARCH 13, 1997
                TO PROSPECTUS SUPPLEMENT DATED OCTOBER 6, 1995
                    TO PROSPECTUS DATED SEPTEMBER 27, 1995



                             BANPONCE CORPORATION
                         MEDIUM-TERM NOTES, SERIES 2
             DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE


PRINCIPAL AMOUNT.....................................   $750,000.00

ORIGINAL ISSUE DATE..................................   March 17, 1997

MATURITY DATE........................................   March 17, 1999

GLOBAL NOTE..........................................   Yes

INITIAL INTEREST RATE................................   6.36%

INTEREST RATE BASIS..................................   Fixed

INDEX MATURITY.......................................   N/A

SPREAD...............................................   N/A

INTEREST RATE RESET PERIOD...........................   N/A

INTEREST PAYMENT PERIOD..............................   June 15, December 15,
                                                        and at maturity.

The proceeds from the issuance of the Note to which this Pricing Supplement relates will be used to finance BanPonce Corporation subsidiaries.